Page 1 of 21 AMENDED AND RESTATED MANUFACTURING, PURCHASE AND SUPPLY AGREEMENT FOR TETRA PUREFLOW ZINC BROMIDE PRODUCTS AND EOS ELECTROLYTE PRODUCTS This Amended and Restated Manufacturing Purchase and Supply Agreement (this “Amended Agreement”) is made effective as of the last date shown on the signature page (the “Effective Date”) and is between TETRA Technologies, Inc., a Delaware corporation with a principal place of business at 24955 Interstate 45 North, The Woodlands, Texas 77380 (“TETRA”), and HI-POWER, LLC , a Delaware limited liability company (“HI-POWER”), having a principal place of business at 200 Braddock Ave, Turtle Creek, PA 15145;, HI-POWER is a subsidiary of Eos Energy Enterprises, Inc.. TETRA and HI-POWER are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.” Eos Energy Enterprises, Inc. and all of its subsidiaries and affiliates, including HI-POWER and Eos Energy Storage LLC, shall be referred to herein as an “Eos Party” and collectively, the “Eos Parties”. Recitals WHEREAS, TETRA is engaged in the business of manufacturing and selling clear brine fluids products, including high purity zinc bromide and electrolyte products, among other things, and wishes to sell Products to HI-POWER and the other EOS Parties; WHEREAS, HI-POWER is engaged in the business of manufacturing zinc bromine batteries and wishes to purchase high purity zinc bromide blends and electrolyte products from TETRA, for use in the battery manufacturing processes of all of the EOS Parties; WHEREAS, TETRA and HI-POWER signed a Purchase and Supply Agreement dated February 22, 2022 (the “Original Supply Agreement”); WHEREAS, the Parties intend to enter into this Amended Agreement to amend, supersede, replace and restate the Original Supply Agreement on the terms and conditions set forth herein; Amended Agreement NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows: ARTICLE I - DEFINITIONS The following terms shall have the following respective meanings for purposes of this Amended Agreement: 1.1 “Affiliate” shall mean any entity that controls, is controlled by or is under common control with another person, including all of such entity’s direct and indirect subsidiaries. For purposes of this definition, “control” shall mean ownership or control of at least 50% of the voting securities of an entity.

Page 2 of 21 1.2 “Annual Contract Period” shall mean the 12-month period beginning on January 1 and ending on December 31 each calendar year during the Term of this Agreement. 1.3 “Applicable Law(s)” shall mean all applicable local, state, federal and foreign laws, regulations, rules, guidelines, and codes. 1.4 “Binding Volume Amount” shall mean the monthly quantities set forth for each Product as follows: (a) the monthly quantities set forth in the first two (2) calendar months of each mutually agreed upon Rolling 12-Month Forecast for TETRA PureFlow Product; and (b) the monthly quantities set forth in the first four (4) calendar months of each mutually agreed upon Rolling 12-Month Forecast for Eos Electrolyte Product. 1.5 “Claims” shall have the meaning assigned to such term in Section 8.1. 1.6 “Consequential Damages” shall mean any damages or losses arising from, or calculated by, the loss of business opportunity, loss of profit, loss of production (including delayed or deferred production), loss of data or loss of use, including but not limited to indirect, special, exemplary, punitive, or incidental damage. 1.7 “Construction Period” shall have the meaning assigned to such term in Section 2.2. 1.8 “Committed Quantity” or “Committed Quantities” means (a) beginning sixty (60) days after the end of the Construction Period, a minimum of 75% of the Eos Parties’ aggregate annual demand or requirements for Eos Electrolyte Product and any products substantially similar to composition of the Eos Electrolyte Product, and (b) 100% of the Eos Parties’ aggregate annual demand or requirements for zinc bromide products (including, without limitation, TETRA PureFlow Product), during an Annual Contract Period. 1.9 “Defect” or “Defective” when used with respect to Products shall mean any Product that materially fails to conform to the Specifications as determined during the inspection period set forth in Section 5.3. 1.10 “Eos Group” shall have the meaning assigned to such term in Section 8.1. 1.11 “Eos Party” shall have the meaning assigned to such term in the introduction above. 1.12 “Eos Purchaser” shall mean any Eos Party that issues a Purchase Order for Product hereunder, initially all Purchase Orders will be issued by HI-POWER. 1.13 “Event of Force Majeure” shall have the meaning assigned to such term in Section 9.1. 1.14 “Initial Term” shall have the meaning assigned to such term in Section 7.1. 1.15 “Intellectual Property Rights” means all trade secrets, patents and patent applications, trademarks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including rights in computer software), moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not) and all other intellectual

Page 3 of 21 property and proprietary rights (whether registered or unregistered, and any application for the foregoing), including without limitation, all inventions, ideas, concepts, data, know-how, trade secrets, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, works of authorship, formulations, submissions, communications, plans, objectives, algorithms, reports, results, conclusions, and other information and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which such information may be communicated or subsist and all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the laws of any jurisdiction throughout in any part of the world. 1.16 “Lead Time” shall mean, with respect to the Product, the time needed by TETRA to deliver the respective Product after receiving a Purchase Order from any Eos Party. Unless the Parties otherwise agree in writing to an appropriate Lead Time for the specific Product, the Lead Time shall be a minimum of sixty (60) days before the requested delivery date. 1.17 “Monthly Requirement” shall mean the forecasted monthly requirements for Product that will be purchased by HI-POWER and all other Eos Parties from TETRA during each calendar month of the applicable Rolling 12-Month Forecast. 1.18 “NDA” / “Confidential Information”. The term "NDA" shall mean the Mutual Non- Disclosure Agreement dated April 13, 2023, as amended, by and between TETRA and Eos Energy Storage LLC. Confidential Information shall have the meaning assigned to it within the NDA. 1.19 “Products” shall mean and include (i) all zinc bromide product(s) defined in Exhibit A that conform to the Specifications set forth in Exhibit B attached hereto (“TETRA PureFlow Products”) and (ii) all electrolyte product(s) defined in Exhibit A that conform to the Specifications set forth in Exhibit B attached hereto (“Eos Electrolyte Products”), that are manufactured by TETRA together with any other products supplied by TETRA to any Eos Party, including HI-POWER, under this Amended Agreement. 1.20 “Personnel” of a Party means any agents, employees, contractors, or subcontractors engaged or appointed by such Party. 1.21 “Purchase Order” shall mean the outstanding non-cancellable orders previously issued under the Original Supply Agreement or orders to be issued by HI-POWER or any other Eos Party hereunder to purchase the specific Binding Volume Amount of each Product set forth in the applicable mutually agreed upon Rolling 12-Month Forecast on requested delivery dates, subject to Lead Times. All Purchase Orders are binding and non-cancellable, except as otherwise expressly permitted herein, and subject to Section 3.4 below. 1.22 “Renewal Term” shall have the meaning assigned to such term in Section 7.1. 1.23 “Rolling 12-Month Forecast” shall mean a written rolling 12-month forecast, updated monthly and mutually agreed upon by the Parties, of the Monthly Requirements of each Product that will be purchased by HI-POWER and all other Eos Parties from TETRA in the twelve (12) calendar months immediately following the month in which such forecast is delivered to TETRA.

Page 4 of 21 1.24 “Specification(s)” shall mean the specifications for each Product as described in Exhibit B attached hereto, as may be supplemented or otherwise modified only by mutual written agreement of the Parties hereto and, with respect to Eos Electrolyte Product. 1.25 “Term” shall have the meaning assigned to such term in Section 7.1. 1.26 “TETRA Group” shall have the meaning assigned to such term in Section 8.1. ARTICLE II – GENERAL 2.1 Prior Agreement / Purchase and Sale. The Parties agree that the Original Supply Agreement is hereby amended, restated and superseded by this Amended Agreement. Any Purchase Orders outstanding as of the Effective Date and issued under the Original Supply Agreement are expressly assumed by both Parties. For avoidance of doubt, all acts validly taken and carried out by either Party or Purchase Orders entered into by the Parties in accordance with the terms and conditions of the Original Supply Agreement shall remain binding as if such acts had be taken and carried out or Purchase Orders entered into in accordance with such terms and conditions of the Original Supply Agreement, and the execution of this Amended Agreement shall not prejudice or be deemed to waive any right or remedy of either Party with respect to acts validly taken and carried out or Purchase Orders entered into in accordance with the terms and conditions of the Original Supply Agreement. Subject to the terms and conditions of this Amended Agreement, HI-POWER or any other Eos Purchaser shall purchase Product from TETRA, and TETRA shall sell Product to HI-POWER or such other Eos Purchaser. Each purchase of Products by HI-POWER and/or any other Eos Purchaser shall be subject to the terms and conditions of this Amended Agreement. By issuance and acceptance of each Rolling 12-Month Forecast and/or each Purchase Order, each Party acknowledges, agrees and accepts all the terms and conditions in this Amended Agreement with respect to the purchase and sale of the Products from TETRA hereunder. In the event of a conflict between the terms and conditions of this Amended Agreement and those contained in any request for quotation, request for proposal, bid document, Rolling 12-Month Forecast, purchase order, Purchase Order, delivery ticket or other written document used by either Party in the performance of this Amended Agreement, the order of precedence shall be the terms of this Amended Agreement, followed by the terms of any Purchase Order. Notwithstanding the foregoing, the parties agree that the NDA, shall remain in full force and effect through the Term of this Amended Agreement, notwithstanding any expiration by its terms, and the terms, provisions, and obligations found therein shall be binding upon and inure to the benefit of the Parties hereto and each of their respective Affiliates, as well as their respective heirs, legal representatives, successors and permitted assigns. Upon acceptance by TETRA in accordance with Section 3.4 hereof, all Purchase Orders are final and non-cancelable by HI-POWER and all other Eos Purchasers, except as otherwise expressly set forth herein. Without limitation of anything contained in this Article II, any additional, contrary, or different terms contained in any of either Party’s confirmations, invoices, or other communications, and any other attempt to modify, supersede, supplement, or otherwise alter this Amended Agreement, are deemed rejected and will not modify this Amended Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by authorized representatives of both Parties. 2.2 Product/Volume Supply/Capital Improvements. TETRA agrees to supply the Products in accordance with the applicable Product Specification attached hereto as Exhibit B to HI-POWER and/or any other Eos Purchaser and to carry out the other obligations set forth herein and therein. The Product Specification attached hereto as Exhibit B shall only be modified by mutual agreement of the Parties hereto and any such modification shall not take effect without a mutually agreeable transition period.

Page 5 of 21 2.2.1 TETRA PureFlow Products. With respect to all purchases of TETRA PureFlow Products, TETRA commits to making available for purchase the supply volumes of the Committed Quantities for TETRA PureFlow, in each case, subject to the requirements specified in the Binding Volume Amount, the applicable mutually agreed upon Rolling 12-Month Forecast, and Section 3.4 below. 2.2.2 Eos Electrolyte Products. TETRA will make certain capital improvements to its West Memphis Facility (the “Capital Improvements”) in order to be able to produce the volumes of Eos Electrolyte Products set forth herein. TETRA currently estimates that the Capital Improvements will take up to six (6) months to complete from the Effective Date of this Amended Agreement (with such estimated 6-month period, being referred to herein as the “Construction Period”). The Construction Period shall end on the date that TETRA delivers written notice to HI-POWER that the Capital Improvements have been completed. With respect to all purchases of Eos Electrolyte Products, TETRA commits to make available for purchase annual supply volumes as follows: (a) during the remainder of the Annual Contract Period for 2024 following the end of the Construction Period, up to *** of Eos Electrolyte Products, (b) during the Annual Contract Period for 2025, up to *** Eos Electrolyte Products, and (c) thereafter for the remainder of the Term, the Committed Quantity, in each case, subject to the requirements specified in the Binding Volume Amount, the applicable mutually agreed upon Rolling 12-Month Forecast, and Section 3.4 below. In the case of a mutually agreed upon modification to the Eos Electrolyte Product Specifications, TETRA reserves the right to continue to supply Eos Electrolyte Product to meet the then current mutually agreed upon Product Specification during a mutually agreed upon transition period. 2.2.3 Reserved. 2.3 Preferred Supplier. In consideration of TETRA’s volume supply commitments, HI-POWER, on behalf of itself and each of the other Eos Parties, hereby designates TETRA as a “preferred strategic supplier” for the purchase of Products. In furtherance, and not in limitation, of the foregoing, HI-POWER, on behalf of itself and on behalf of each of the other Eos Parties, hereby covenants and agrees to purchase from TETRA the Committed Quantities, subject to the following last right of refusal obligations: 2.3.1 During the Term (the “Right of Last Refusal Period” or “ROLR Period”), HI-POWER shall not, and HI-POWER shall ensure that all of the other Eos Parties shall not, enter into any agreement or consummate any transaction for the purchase of any Committed Quantity, whether directly or indirectly through an Affiliate or other intermediary, from any person or entity other than TETRA (a “Restricted Transaction”), except in compliance with the terms and conditions of this Section 2.3. 2.3.2 If, at any time during the ROLR Period, HI-POWER or any other Eos Party wishes to enter into or consummate a Restricted Transaction, then, before accepting any seller’s offer to consummate such Restricted Transaction (the “Third-Party Offer”), HI-POWER (or the applicable Eos Party) shall provide at least ten (10) days’ written notice to TETRA of the terms of the Third-Party Offer (the “Offer Notice”), including all material financial and commercial terms, such as pricing, delivery terms, the proposed duration of the deal, and any other material obligations (the “Material Terms”). Each Offer Notice constitutes an offer made by HI- POWER, on behalf of itself and the applicable Eos Party, to enter into an agreement with TETRA on terms and conditions that are substantially similar to the Material Terms (the “ROLR Offer”).

Page 6 of 21 2.3.3 At any time prior to the expiration of the ten (10) day period following TETRA’s receipt of the Offer Notice (the “Exercise Period”), TETRA may accept the ROLR Offer by delivery to HI-POWER of a written notice of acceptance. 2.3.4 If, during the Exercise Period, TETRA has not accepted the ROLR Offer, and provided that HI-POWER or the applicable Eos Party, has complied with all of the provisions of this Section 2.3, then for a period of one-hundred twenty (120) days following the expiration of the Exercise Period, HI-POWER or the applicable Eos Party may consummate the Restricted Transaction with a third party on Material Terms that are substantially the same or more favorable to HI-POWER (or the applicable Eos Party) as the Material Terms set forth in the Offer Notice. If HI-POWER (or the applicable Eos Party) fails to consummate such Restricted Transaction within such one-hundred twenty (120) day period, then HI-POWER’s (or the applicable Eos Party’s) rights with respect to such Restricted Transaction shall again become subject to the terms and provisions of this Section 2.3. 2.3.5 TETRA shall have the right to audit HI-POWER or any applicable Eos Party’s books and records to ensure compliance with the obligations under this Section 2.3 above. Any such audit shall be conducted by an independent third party certified public accountant reasonably acceptable to both HI-POWER and TETRA. TETRA will pay for such audit unless the independent third party accountant determines that HI-POWER (or the applicable Eos Party) did not materially comply (in excess of 5%, i.e. HI-POWER offered only 69% of the Eos Parties' annual demand to TETRA) with their obligations under this Section 2.3 above, in which case the reasonable fees and expenses of the independent third party accountant will be paid by HI-POWER. The audit shall be conducted confidentially and the only information disclosed to TETRA shall be (i) the correct internal figures used for purposes of pricing, including any pricing formula; or (ii) the amount, if any, of Product that was not provided by TETRA as required under this Section 2.3 above, as appropriate. 2.3.6 Notwithstanding any of the foregoing, the requirements and restrictions of Sections 2.3, and 2.3.1 through 2.3.5 shall not apply, and shall be suspended, during any period of Force Majeure. 2.4 Non-Analysis. HI-POWER on behalf of itself and all of its Personnel, and its Affiliates, including the respective Personnel of all other Eos Parties, further warrants that none of HI-POWER, its Personnel, or its Affiliates, including all Eos Parties, will (and HI-POWER and its Affiliates will require their respective representatives and their Personnel not to) analyze, test, reverse engineer, re-engineer or disclose any data or information relating to the TETRA PureFlow Product and/or the processes or methods used by TETRA to manufacture and/or test the Eos Electrolyte Products or TETRA PureFlow Products, and any information related thereto. HI-POWER, on behalf of itself and all of its Personnel, and its respective Affiliates (including the respective Personnel of all other Eos Parties), will use its or their best efforts to enforce the foregoing provisions against their representatives and to cooperate with TETRA in any legal action instituted by TETRA against any representative that has analyzed, test, reverse engineered, re-engineered or disclosed any data or information relating to the TETRA PureFlow Product and/or the proprietary processes or methods used by TETRA to manufacture and/or test the Eos Electrolyte Products or TETRA PureFlow Products, and any information related thereto, for purposes other than those covered by this Agreement. TETRA further warrants that, except as may be specifically authorized herein or as otherwise agreed to in a separate development agreement between the Parties, none of TETRA, its Personnel, or its Affiliates will (and TETRA and its Affiliates will require their respective representatives not to) reverse engineer, re-engineer or disclose any data or information relating to the Licensed Eos’ IP (as defined in Section 2.6.1). TETRA and its Affiliates will use its or their best efforts to enforce the foregoing provisions against their representatives and to cooperate with any Eos

Page 7 of 21 Party and HI-POWER in any legal action instituted by HI-POWER or any Eos Party against any representative that has reverse engineered, re-engineered or disclosed any data or information relating to the Licensed Eos IP. For clarity, the foregoing provisions will not restrict either party from using any data, method, process, or information in their possession prior to the Effective Date or which is conceived independently of the Intellectual Property Rights of the other party. 2.5 Improvements. HI-POWER, or any of the Eos Parties that HI-POWER designates, will solely own all right, title, and interest in and to any modification of or improvement or enhancement to the Eos Electrolyte Products and to any Licensed Eos IP (defined below) made by TETRA’s employees or independent contractors in the course of the performance of TETRA’s obligations under this Amended Agreement (each an “Eos Improvement(s)”), except that, for clarity, the TETRA PureFlow Product and the proprietary manufacturing process(es) or method(s) used by TETRA to manufacture and test the Eos Electrolyte Products or TETRA PureFlow Products (and any enhancement, modification, or improvement thereof) (“TETRA IP”), shall remain the exclusive property of TETRA. All Eos Improvements will be included in the Licensed Eos IP for all purposes under this Amended Agreement, including the license granted under Section 2.6 below. TETRA will solely own all right, title, and interest in and to any modification of, or improvements, or enhancements to any of the TETRA IP. 2.6 License. 2.6.1 Definition. “Licensed Eos IP” means the Eos Electrolyte Products and any Specifications provided by Eos therefor prior to the Effective Date, including the electrolyte formula used in its Znyth™ battery system and the formulas known as “Solution A” and “Solution B”, but excluding the Eos’ Product Specification described on PS-ELR-3003 provided to TETRA prior to the Effective Date. 2.6.2 License Grant. HI-POWER hereby grants to TETRA during the Term a non-exclusive, non-sub-licensable, non-transferable license to use the Licensed Eos IP, solely in connection with the manufacturing, processing, sale and supply of Eos Electrolyte Product to HI-POWER or their written designee, or any other Eos Party under this Amended Agreement, solely to the extent required for the performance of TETRA’s obligations provided herein, including all enhancements, modification of and improvements therefrom; together with and including (i) all know-how, technology, inventions, discoveries, ideas, processes, methods, designs, plans, instructions, specifications, formulas, testing and other protocols, settings, and procedures, vendor and supply chain contacts and information, and other confidential or proprietary technical, scientific, engineering, business, or financial information; and (ii) all documentation, materials, and other tangible embodiments of any of the foregoing, in any form or medium, including papers, invention disclosures, laboratory notebooks, notes, drawings, flowcharts, diagrams, descriptions, manuals, and prototypes. No license or rights are granted to TETRA on the Eos Electrolyte Products by implication, estoppel, or otherwise, other than as expressly granted by the Eos Parties under this Section 2.6. 2.6.3 Preservation of Licensed Eos IP. TETRA acknowledges that: (A) the Licensed Eos IP is subject to the confidentiality and non-disclosure obligations under the NDA; and (B) it shall use Reasonable Efforts to preserve the secrecy of the Licensed Eos IP at all times. 2.6.4 Reasonable Efforts. TETRA shall use commercially reasonable efforts to implement administrative, physical, and technical safeguards to protect the Licensed Eos IP from unauthorized access, disclosure, destruction, alteration, accidental loss, misuse, or damage, that are no less rigorous than degree of care as the TETRA would use to protect its own Intellectual Property Rights, including without limitation:

Page 8 of 21 i. securing physical premises, facilities, networks, databases, paper files, and information technology and other equipment where any Licensed Eos IP may be used or stored in accordance with accepted industry practices; ii. where practicable, segregating the Licensed Eos IP fixed in a tangible medium of expression from TETRA’s other technology and information to avoid commingling; iii. as required by TETRA’s internal policies conducting an annual risk and vulnerability assessment and promptly implementing, at TETRA’s expense, a corrective action plan to correct any issues that are reported as a result of the assessments; limiting access to the Licensed Eos IP solely to those TETRA’s employees who have a need to know, or who are responsible for the performance of TETRA’s obligations under this Agreement; implementing appropriate personnel security and integrity procedures and practices, personnel training, and access logs recording the identity of TETRA’s production supervisor(s) having access to the Licensed Eos IP in accordance with standard industry practices. 2.6.5 Audit. TETRA shall provide to HI-POWER, on reasonable five (5) day prior notice a summary of all safeguards implemented by TETRA concerning the Licensed Eos IP delivered or otherwise made available under this Amended Agreement to confirm TETRA’s compliance with the requirements of Section 2.6.3 and 2.6.4. 2.6.6. Filings/Enforcement. TETRA has no right to, and shall not, (i) file or prosecute any patent application or seek or obtain any patent for or including any Licensed Eos IP; or (ii) claim any ownership or other right, title, or interest in or to, or challenge any Eos Party’s ownership or other right, title, or interest in or to, any Licensed Eos IP. TETRA shall promptly (but in any case, within no less than 3 business days) notify HI-POWER in writing of any actual or suspected misappropriation or other unauthorized access, disclosure, or use of any Licensed Eos IP (“Unauthorized Use”) and shall provide HI-POWER with any known details of such Unauthorized Use. HI-POWER and any Eos Party have the right, in their sole discretion, to bring any action or proceeding with respect to such Unauthorized Use and to control its conduct (including any settlement). TETRA shall provide all cooperation and assistance that any Eos Party may reasonably request, at such Eos Party’s expense, in connection with such action or proceeding. Any damages, profits, and other monetary awards resulting from any such action or proceeding will be retained in their entirety by HI-POWER or the applicable Eos Party. 2.6.7 Indemnification. TETRA shall indemnify, defend, and hold harmless each member of the Eos Group and each of its officers, directors, employees, and agents against all losses, damages, liabilities and costs (including reasonable attorneys’ fees) resulting from: (i) any Unauthorized Use or disclosure of the Licensed Eos IP; or (ii) any third-party claim arising out of TETRA’s breach of any covenant or obligation under this Section 2.6; in each case except to the extent attributable to any Eos Party's negligence or willful misconduct. 2.6.8. Termination. In addition to the Parties’ termination rights set forth in Section 7.3, HI- POWER may terminate the license granted under this Section 2.6 if TETRA materially breaches any of the terms and conditions in this Section 2.6 and has not cured such breach to the reasonable satisfaction of HI-POWER within ten (10) days after notice of such breach. Notwithstanding the foregoing, the license granted under this Section 2.6 shall terminate,

Page 9 of 21 without opportunity for cure, upon TETRA’s disclosure or unauthorized use of the Licensed Eos IP in breach of the NDA or this Section 2.6. 2.6.9. Order of Precedence. If any terms and conditions contained in this Section 2.6 conflict with any terms and conditions contained in any other Sections of this Amended Agreement, the applicable term or condition of this Section 2.6 will prevail and such contrary or different terms in this Amended Agreement will have no force or effect. Further, if any terms and conditions contained in the NDA conflict with any terms and conditions contained in this Section 2.6, the applicable term or condition of this Section 2.6 will prevail and such contrary or different terms in the NDA will have no force or effect. 2.6.10 [Reserved]. ARTICLE III – ORDERS AND INVOICING 3.1 Rolling 12-Month Forecast(s). The parties agree that the most recently mutually agreed Rolling 12-Month Forecast issued under the Original Supply Agreement shall remain in effect for purposes of determining the Binding Volume Amount for the remainder of the Annual Contract Period ending December 31, 2023. Upon execution of this Amended Agreement, HI-POWER shall issue a Rolling 12- Month Forecast, mutually agreeable to both Parties, for the Annual Contract Period beginning January 1, 2024 through December 31, 2024. TETRA shall provide written notice of assent or rejection to such initial Rolling 12-Month Forecast within five (5) business days. Not less than ten (10) days prior to the end of each calendar month following the Effective Date, HI-POWER shall issue an updated Rolling 12-Month Forecast for each Product. Upon mutual agreement by both Parties to any changes in each such Rolling 12-Month Forecast from the prior Rolling 12-Month Forecast and subject to Section 3.4, the Binding Volume Amount specified (i) for TETRA PureFlow Product for each of the first two (2) calendar months of each Rolling 12-Month Forecast, and (ii) for Eos Electrolyte Product for each of the first three (3) calendar months of each Rolling 12-Month Forecast, shall be binding on HI-POWER (and/or any other Eos Purchaser); except that TETRA shall not be required to supply more than 115% of any forecasted Monthly Requirement for any Product. Except for the amount represented in the Binding Volume Amount, neither the Rolling 12-Month Forecast nor any Monthly Requirement specified therein creates or sets forth any obligation or commitment to purchase Products in quantities greater than the volume specified in any Purchase Order and neither HI-POWER nor any other Eos Party shall be obligated to purchase any minimum volume quantities from TETRA under this Amended Agreement. With respect to the remaining calendar month periods outside of the Binding Volume Amounts and covered by each Rolling 12-Month Forecast, EOS and HI-POWER shall specify the good faith estimate of the quantities of each Product anticipated to be purchased by all Eos Parties from TETRA during the corresponding calendar month. 3.2 Reserved. 3.3 Purchase Orders Details. During the Term, HI-POWER, on behalf of itself and each Eos Party, shall provide one or more non-cancellable Purchase Orders on or before the first day of each calendar month hereunder, subject to Section 3.4 below. The delivery schedules will be specified in Purchase Orders to be issued by HI-POWER (or any other Eos Party) hereunder subject to the Lead Time. Each Purchase Order shall include: (a) the quantity of Product to be purchased, (b) the requested delivery dates; and (c) the delivery location, which shall be FOB (Prepaid & Add) TETRA’s West Memphis, Arkansas plant unless otherwise expressly mutually agreed upon in writing. 3.4 Acceptance of Orders. TETRA shall accept any Purchase Order(s) for the Binding Volume Amount for the delivery dates requested if the delivery dates comply with Section 5.1 (Delivery Dates);

Page 10 of 21 provided that the quantity of Product set forth in such Purchase Order shall not exceed 115% of the forecasted Monthly Requirement for Product set forth in the applicable mutually agreed upon Rolling 12- Month Forecast. TETRA shall send an acknowledgment of confirmation or rejection of each Purchase Order within five (5) business days after receipt. If TETRA fails to send an acknowledgment of confirmation or rejection within such five (5) business day-period, TETRA will be deemed to have accepted the purchase order. Article IV PRICING AND PAYMENT 4.1 Price for Product. The initial prices for Products sold pursuant to this Amended Agreement are set forth in Exhibit A to this Amended Agreement (the “Prices”). Prices remain subject to modification in accordance with Exhibit F. Prices shall be in U.S. dollars ($). Prices for Eos Electrolyte Product set forth in Exhibit A to this Amended Agreement shall be fixed for a period of 180 days following the Effective Date (the “Initial Electrolyte Pricing Period”). After expiration of the Initial Electrolyte Pricing Period, TETRA will provide HI-POWER with updated pricing determined in accordance with Exhibit C which will be fixed for an additional period of 180 days until the first anniversary of the Effective Date. Except with respect to Eos Electrolyte Product sold prior to the first anniversary of the Effective Date, TETRA shall provide HI-POWER with updated pricing each calendar quarter during the Term, fixed for a period of 120 days, in accordance with Exhibit C – Pricing Appendix, based upon the agreed upon formula based on zinc and bromine indices using a weighted average inflationary index set forth in Exhibit C. Any change in the Prices shall be effective as confirmed by an authorized representative of the parties (any senior manager level and above is presumed to be authorized) the Parties electronically (including via email exchange) and any such price adjustments shall be determined in accordance with Exhibit A and Exhibit C. All Prices include, and TETRA is solely responsible for, all costs and expenses relating to packing, crating, boxing, and loading, and any other similar financial contributions or obligations relating to the production, manufacture, sale, and delivery of the Product. The Prices shall not include (i) post-delivery freight transportation and transportation insurance costs for which HI-POWER is fully responsible on a prepaid & add basis (PPD & Add) at TETRA’s direct costs; and (ii) any state and local sales, use, excise and/or privilege taxes, if applicable, which will be separately identified on TETRA’s invoice. If TETRA is obligated by law to charge any value added and/or similar tax, TETRA shall ensure that it is invoiced in accordance with applicable rules and accounting practices so as to allow HI-POWER to reclaim such value added and/or similar tax from the appropriate government authority. If HI-POWER is exempt from such withholding taxes or eligible for a reduced rate of withholding tax, HI- POWER shall provide to TETRA a valid tax residency certificate or other documentation, as required by the applicable government regulations, prior to payment being due. TETRA represents and warrants that the price for the Products is the lowest price charged by TETRA to any third party for the same or comparable goods or services. If TETRA charges any other party a lower price for Product during any calendar quarter, TETRA must apply that price to the applicable Rolling 12-Month Forecast. 4.2 Payment. TETRA shall submit invoices to HI-POWER for the Product upon delivery of the Product. TETRA shall invoice HI-POWER at the address listed in the Purchase Order, or if no address is provided, to the address contained in this Amended Agreement. HI-POWER shall pay amount(s) invoiced within the initial 12-month period following the Effective Date of this Amended Agreement for Eos Electrolyte Product within 60 days of the date of the invoice. Except as provided in the immediately preceding sentence, EOS and/or HI-POWER shall pay any other invoiced amount(s) for Products within 30 days of the date of the invoice. HI-POWER may dispute any portion or the entire invoice in good faith by written notice to TETRA, and TETRA shall continue performing its obligations under this Amended Agreement during any such dispute for a period not to exceed sixty (60) days following the date of the notice of dispute. After expiration of such 60-day period, TETRA may, at its option, suspend performance until such dispute is resolved. The notice of dispute shall not suspend HI-POWER’s obligations to purchase all Binding Volume Amount not subject to a written notice of dispute. Late payments that are

Page 11 of 21 not the subject of a good faith dispute may be subject to a late charge equal to 1% of the delinquent amount per month or the maximum allowed by law if less. Each invoice for Product must set forth in reasonable detail the amounts payable under this Amended Agreement and contain the following information, as applicable: a reference to this Amended Agreement; Purchase Order number, amendment number, and line-item number; TETRA's name; TETRA's identification number; carrier name; ship-to address; weight of shipment; quantity of Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin and any other information necessary for identification and control of the Product. HI-POWER reserves the right to return and withhold payment for any invoices or related documents that are inaccurate or incorrectly submitted. Article V DELIVERY 5.1 Delivery Dates. Time is of the essence. Delivery dates shall be those specified in a mutually agreed upon Rolling 12-Month Forecast or Purchase Order, subject to Lead Times. 5.2 Shipping Terms/Packaging. TETRA shall deliver Products FOB (Prepaid & Add) at TETRA’s West Memphis, Arkansas Facility. Title and risk of loss passes to HI-POWER and/or any other Eos Purchaser upon pickup when the Product crosses the gate leaving TETRA’s manufacturing facility at West Memphis, Arkansas. Eos Electrolyte Product will be delivered in bulk, except that at Eos Purchaser’s request, if Product is delivered in bulk container totes, at the time of delivery FOB TETRA’s facility, TETRA shall properly assemble, pack, and mark such Product in accordance with industry standard bulk container totes for an additional fee set forth in Exhibit B. TETRA will ship Product strictly in the quantities, and by the methods, and by the delivery dates, specified in this Amended Agreement or the Purchase Order. The Parties agree that the packing specifications for bulk container totes attached hereto as Exhibit E are representative of industry standard for the type of product being shipped, are in accordance with applicable laws and regulations, and are in accordance with standard commercial practices designed to prevent loss or damage due to normal weather, transportation and other causes. 5.3 Delivery, Inspection and Acceptance. All Products delivered hereunder may be subject to final inspection and acceptance by HI-POWER (and/or any other Eos Purchaser) notwithstanding prior payment or inspection at TETRA’s facility, but subject to Section 6.1 below. Acceptance of any Products will not alter or affect TETRA’s warranties herein. HI-POWER shall have thirty (30) days after Delivery to inspect the Products. If the Products received are determined to be Defective during such thirty (30) day period, HI-POWER (and/or any other Purchaser) may (i) require their replacement in accordance with Section 6.1 below, (ii) withhold total or partial payment for such Defective Product until such Defective Products have been replaced with conforming Product; and/or (iii) request an equitable price reduction for acceptance of non-conforming Products. Any invoice adjustment for shortages, Defects, or other failure of TETRA to meet the requirements of this Amended Agreement, including, but not limited to, pricing or quantity errors arising in the course of a transaction, shall be discussed and expressly agreed to between the Parties. 5.4 Liquidated Damages. 5.4.1 Unless delayed due to one or more Events of Force Majeure, if TETRA does not tender for delivery the applicable quantity of Product within seven (7) days of the delivery date specified in an accepted Purchase Order, then TETRA shall pay HI-POWER a fee of five percent (5%) of the price of any undelivered Product, per day (“Delivery Delay LDs”) until the Product is tendered for delivery by TETRA; provided, that the Delivery Delay LDs in respect of any particular quantity of Product shall in no event exceed 100% of the purchase price of the applicable quantity of Product subject to the delay.

Page 12 of 21 5.4.2 Unless delayed due to one or more Events of Force Majeure, if Eos does not accept for delivery the applicable quantity of Product equivalent to the applicable Binding Volume Amount within seven (7) days of the delivery date specified in an accepted Purchase Order, then Eos or HI-POWER shall pay TETRA a fee of five percent (5%) of the price of any such Product, per day (“Acceptance LDs”) until the Product is accepted for delivery by Eos and/or HI-POWER; provided, that the Acceptance LDs in respect of any particular quantity of Product shall in no event exceed 100% of the purchase price of the applicable quantity of Product. Article VI WARRANTY 6.1 Warranty. 6.1.1 With respect to Products furnished under this Amended Agreement, TETRA warrants that, (a) at the time of delivery, HI-POWER and any other Eos Purchaser will receive good and valid title to the Product, free and clear of all encumbrances and liens of any kind, and that (b) at the time of delivery, that the Products will conform to all Applicable Laws; and the Specifications set forth in Exhibit B, and (c) the TETRA PureFlow Products do not infringe any third-party Intellectual Property Rights. HI-POWER shall be responsible for any claim arising out of any third-party claim alleging that the Licensed Eos IP provided by HI- POWER or any Eos Party hereunder infringes any Intellectual Property Right. 6.1.2 At the time of delivery, TETRA shall provide a certificate of analysis affirming conformance with Specifications of each truck of Product delivered. TETRA shall replace any Products having a certificate of analysis that fail the warranties found in Section 6.1.1 (a) and (b) with Product that meets the requirements specified in Exhibit B, provided TETRA is notified thereof in writing within ten (10) days after receipt in accordance with Section 3.3. TETRA will supply the applicable Eos Purchaser with Material Safety Data Sheets for all Products. Notwithstanding anything to the contrary herein, TETRA’s warranty obligations shall not apply to the extent any non-conformity in the Products or samples was caused by (i) any unauthorized alteration, or any use, storage and transportation in a manner inconsistent with TETRA’s written recommendations, or any blending, commingling with different products or with any other products manufactured by a third party, or handling by HI-POWER or any Eos Purchaser of any Products, in a manner inconsistent with TETRA’s written recommendations, or (b) incorrect, incomplete or inaccurate data, information or specifications provided by HI-POWER or any Eos Purchaser. 6.1.3 HI-POWER or any other Eos Purchaser shall ship, at TETRA’s expense and risk of loss, any Defective Product to the nearest authorized TETRA location and TETRA will, at TETRA’s expense and risk of loss, ship any replacement Product to the Delivery Location in a timely manner. If TETRA fails to replace Defective Product in a timely manner, HI- POWER (or the applicable Eos Purchaser) may do so, and, subject to Section 9.6, TETRA shall reimburse HI-POWER for actual and reasonable expenses not to exceed 125% of the purchase price for such Defective Product hereunder. HI-POWER may return Defective Product from any domestic location to the nearest authorized TETRA location at TETRA’s cost. 6.1.4 EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED PURSUANT TO THE PROVISIONS OF THIS AMENDED AGREEMENT, TETRA MAKES NO

Page 13 of 21 WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING ANY PRODUCTS PROVIDED BY TETRA HEREUNDER. 6.2 Quality. When requested by HI-POWER, TETRA shall promptly submit production and process measurement and control data (the “Quality Data”) in the form and manner requested by HI-POWER. TETRA shall provide and maintain an inspection, testing and process control system (“TETRA’s Quality System”) covering the goods and services provided that is acceptable to HI-POWER and complies with HI-POWER’s quality policy and/or other quality requirements that are set forth on the face of a Purchase Order or are otherwise agreed to in writing by the parties (“Quality Requirements”). Acceptance of TETRA’s Quality System by HI-POWER shall not alter the obligations and liability of TETRA under a Purchase Order. If TETRA’s Quality System fails to comply with the terms of a Purchase Order, HI-POWER may require additional quality assurance measures at TETRA’s expense. TETRA shall keep complete records relating to TETRA’s Quality System and shall make such records available to HI-POWER and its customers for: (a) three (3) years after completion of this Order; (b) such period as set forth in the specifications applicable to a Purchase Order; or (c) such period as required by applicable law, whichever period is the longest. Article VII TERM AND TERMINATION 7.1 Term. This Amended Agreement is effective on the Effective Date and shall continue in effect until December 31, 2027 (the “Initial Term”), unless earlier terminated as provided herein. After expiration of the Initial Term, this Amended Agreement may be renewed with a prior written agreement between the Parties, for additional successive one-year terms, renewing each January 1st beginning with the 2028 calendar year (each a “Renewal Term” and together with the Initial Term, the "Term"). Each Renewal Term will be active for twelve months, unless earlier terminated pursuant to the terms of this Amended Agreement. 7.2 If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to Section 7.1, the terms and conditions of this Amended Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event either Party provides notice of its intent not to renew this Amended Agreement, then, unless earlier terminated in accordance with its terms, this Amended Agreement terminates on the expiration of the then-current Renewal Term, as applicable. In such event, TETRA shall be entitled to payment for Products delivered in a satisfactory manner prior to such termination or expiration. 7.3 Default and Termination. 7.3.1 In the event of HI-POWER’s or TETRA’s: (a) breach of this Amended Agreement or default under any provision of this Amended Agreement and failure to commence to cure such breach or default within ten (10) days after notice from the other Party or failure to cure such breach or default within thirty (30) days after notice from the other Party; or (b) bankruptcy, reorganization, receivership, insolvency, or making an assignment for the benefit of creditors, the other Party has the right, in addition to any rights or remedies it may have in law, in equity, or under this Amended Agreement, to immediately cancel or terminate this Amended Agreement and/or any Rolling 12-Month Forecast or Purchase Order for cause by written notice to the other Party. In such event, TETRA shall be entitled to payment for non-Defective Products tendered for delivery prior to such termination, and both parties shall have any and all

Page 14 of 21 other remedies available at law and in equity, as well as any set forth in this Amended Agreement. 7.3.2 Each Party’s Right to Terminate the Amended Agreement. This Amended Agreement (including all related Purchase Orders), may be terminated: i. by HI-POWER, if TETRA fails to timely tender for delivery Product conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Amended Agreement, and such failure is not cured within thirty (30) days’ of written notice from HI-POWER; ii. notwithstanding the generality of Section 7.3.1 by TETRA, if HI-POWER (or any Eos Party) fails to timely accept for delivery or fails to pay for Product conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Amended Agreement, and such failure is not cured within thirty (30) days of written notice from TETRA. In the event of termination pursuant to this Section 7.3.2, TETRA shall be entitled to payment for non- Defective Products tendered for delivery prior to the effective date of such termination, in addition to any and all other remedies available at law or in equity, as well as any as set forth in this Amended Agreement. 7.4 Upon the expiration or earlier termination of this Amended Agreement, TETRA shall promptly return to HI-POWER all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on HI-POWER’s confidential information, including without limitation the Licensed Eos IP; except nothing herein shall require either Party to delete information contained in Board of Directors’ materials. Article VIII INDEMNIFICATION 8.1 Indemnification. For purposes of this Amended Agreement. “CLAIMS” shall mean all claims, demands, causes of action (whether in law or in equity), or liabilities, damages, judgments, settlements, awards, losses, costs, expenses (including, without limitation, reasonable attorneys' fees and costs of litigation) of any kind or character. “TETRA GROUP” shall mean, whether individually or collectively, (i) TETRA and its Affiliates, (ii) its and their suppliers, contractors and subcontractors of every tier (other than EOS Group and excluding all carrier(s) transporting Product hereunder), and (iii) the officers, directors, employees, agents, invitees, consultants, and insurers of all of the foregoing. “EOS GROUP” shall mean, whether individually or collectively, (i) HI-POWER, its Affiliates, its parent(s) including Eos Energy Enterprises, Inc., (ii) its and their suppliers, contractors and subcontractors of every tier, including all carrier(s) transporting Product hereunder that are contracted with directly by HI-POWER or any Eos Party or any of their respective Affiliates (other than members of TETRA Group), any customer of HI-POWER or its parent(s) and any of its affiliates, and (iii) the officers, directors, employees, agents, consultants, insurers and invitees of all of the foregoing. “REGARDLESS OF FAULT” shall mean without regard to the cause or causes thereof including, without limitation, pre-existing conditions, whether such conditions be patent or latent, imperfection of material, defect or failure of equipment, breach of representation or warranty (express

Page 15 of 21 or implied), ultra-hazardous activity, strict liability, product liability, tort, breach of contract, breach of statutory duty, breach of warranty, breach of any safety requirement or regulation, or the negligence of any person or party, including the indemnified Party or Parties, whether such negligence be sole, joint and/or concurrent, gross, active or passive, or any other theory of legal liability. 8.2 TETRA INDEMNIFICATION. TETRA SHALL BE LIABLE FOR, AND HEREBY RELEASES EOS GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD EOS GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY ARISING OUT OF ANY PHYSICAL ILLNESS, PERSONAL INJURY, OR DEATH OF TETRA GROUP PERSONNEL AND ANY LOSS, HARM, DESTRUCTION, OR DAMAGE TO TETRA GROUP’S OWNED OR LEASED PROPERTY, EQUIPMENT, OR INSTRUMENTS, REGARDLESS OF FAULT. To the maximum extent permitted by law, HI-POWER agrees to limit TETRA’s liability pursuant to this section to $5,000,000. 8.3 MUTUAL INTELLECTUAL PROPERTY INDEMNIFICATION. 8.3.1 TETRA SHALL DEFEND, OR AT HI-POWER’S OPTION, COOPERATE IN THE DEFENSE OF, HOLD HARMLESS AND INDEMNIFY, INCLUDING REASONABLE LEGAL FEES, EACH MEMBER OF THE EOS GROUP FROM AND AGAINST ALL LOSSES ARISING OUT OF ANY THIRD-PARTY CLAIM ALLEGING THAT THE TETRA PUREFLOW PRODUCT AND/OR TETRA MANUFACTURING PROCESS INFRINGES ANY INTELLECTUAL PROPERTY RIGHT. 8.3.2 HI-POWER SHALL DEFEND, OR AT TETRA’S OPTION, COOPERATE IN THE DEFENSE OF, HOLD HARMLESS AND INDEMNIFY, INCLUDING REASONABLE LEGAL FEES, EACH MEMBER OF THE TETRA GROUP FROM AND AGAINST ALL LOSSES ARISING OUT OF ANY THIRD-PARTY CLAIM ALLEGING THAT THE ELECTROLYTE PRODUCT FORMULATION, OR THAT ANY OTHER PROPRIETARY FORMULATION OR SPECIFICATION PROVIDED BY ANY MEMBER OF THE EOS GROUP OR HI-POWER HEREUNDER, INFRINGES ANY INTELLECTUAL PROPERTY RIGHT. 8.4 HI-POWER INDEMNIFICATION. HI-POWER SHALL BE LIABLE FOR, AND, ON BEHALF OF ITSELF AND THE ENTIRE EOS GROUP, HEREBY RELEASES TETRA GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD TETRA GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY ARISING OUT OF ANY PHYSICAL ILLNESS, PERSONAL INJURY, OR DEATH OF EOS GROUP PERSONNEL AND ANY LOSS, HARM, DESTRUCTION, OR DAMAGE TO EOS GROUP’S OWNED OR LEASED PROPERTY, EQUIPMENT, OR INSTRUMENTS, REGARDLESS OF FAULT. To the maximum extent permitted by law, TETRA agrees to limit the Eos Group’s liability pursuant to this section to $5,000,000. 8.5 Except as provided in Sections 8.2, 8.3.1, 8.3.2, and 8.4, and subject to TETRA’s warranty obligations in Section 6.1.1, TETRA shall not be liable for, and HI-POWER, on behalf of itself and the entire EOS GROUP, hereby agrees to RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE TETRA GROUP FROM AND AGAINST ALL THIRD PARTY CLAIM(S) RELATED TO THE PRODUCTS DELIVERED PURSUANT TO THIS AMENDED AGREEMENT OR UNDER THE ORIGINAL SUPPLY AGREEMENT, arising after custody of such product (including Product) has passed to HI-POWER, any EOS Purchaser, and/or any carrier transporting Product, REGARDLESS OF FAULT, including without limitation, the negligent use, handling, transportation, or disposal of any such product (including Product). Notwithstanding the foregoing, in no event shall EOS nor HI-POWER be obligated to release, protect, defend, indemnify or hold harmless TETRA GROUP to the extent any third party Claim: (i) is attributable to any Defects or Defective Product, or any failure to

Page 16 of 21 meet the packaging requirements of Section 5.2 above if bulk container totes are requested; or (ii) arises before custody of product (including Product) has passed to HI-POWER, or any EOS Purchaser, and/or any carrier transporting Product, REGARDLESS OF FAULT, in which case, TETRA GROUP shall defend, indemnify and hold harmless the EOS GROUP from any and all such third party Claims. HI- POWER, on behalf of themselves and the Eos Parties, warrants that it has used its own independent skill and expertise in connection with the selection and use of the products and that it possesses skill and expertise in the handling, storage, transportation, treatment, use and disposal of the products hereunder. 8.6 Insurance Requirements. Each Party agrees to provide and maintain the minimum coverages set forth in Exhibit D, during the provision of Products under this Amended Agreement by an insurer authorized to do business in the jurisdiction where the Products are to be provided. Such policies shall, to the extent of the indemnity and release obligations expressly assumed by each Party in this Amended Agreement, name the other Party as an additional insured, and shall be endorsed with a waiver of subrogation in favor of such other Party. Prior to the provision of any Products, each Party agrees to provide the other Party with a Certificate of Insurance evidencing such coverage and the above endorsements. Should either Party fail to provide or maintain such insurance, the other Party may immediately terminate this Amended Agreement in accordance with Article 7 herein. Article IX COMPLIANCE AND RISK ALLOCATION 9.1 Force Majeure. In the event of war, fire, flood, natural disasters, breakage of equipment, accident, riot, action of governmental authority and laws, change in rules, ordinances and regulations (including, but not limited to, those dealing with pollution, health or environmental matters), or any other act of God or contingency beyond the reasonable control of HI-POWER or TETRA, interfering with the production, supply (including where performance by a supplier of TETRA has been made commercially impracticable due to war, fire, flood, natural disasters, breakage of equipment, accident, riot action of governmental authority and laws, change in rules, ordinances and regulations, or any other act of God or contingency beyond the reasonable control of HI-POWER or TETRA), transportation, acceptance, or consumption practice of the Party at the time respecting the Product covered by this contract, (“Event of Force Majeure”), the affected Party shall be excused from performance (excluding any payment obligations for Product tendered for delivery) to the extent caused by such event of force majeure, but, except as set forth specifically herein, the Amended Agreement shall otherwise remain unaffected. TETRA may, during any period of shortage of Products or raw materials due to force majeure as defined herein, allocate its supply of such Products or raw materials among the various uses therefor in any manner which is fair and reasonable, provided that TETRA shall have no obligation to obtain Products or raw materials from a third party in order to supply Product hereunder; and provided further that any Products or raw materials obtained by TETRA from a third party solely for TETRA’s internal use are not subject to allocation.. TETRA shall notify HI-POWER at least sixty (60) days before the termination or expiration of any collective bargaining or other labor agreement that relates to TETRA's personnel involved in the delivery of the Product. 9.2 Compliance with Applicable Law. Each Party warrants and represents that in conjunction with its performance under this Amended Agreement, it will comply with all Applicable Law and TETRA agrees that no Applicable Law has been violated in supplying Products hereunder. Each Party further agrees to indemnify the other Party from any fines or penalties assessed against such other Party solely and as a direct result of breach of this provision. 9.3 Ethical Business Conduct. The business relationship contemplated hereunder will be conducted in compliance with applicable antitrust and competition laws. All dealings involving the relationship contemplated hereunder will be conducted in a fair manner with honesty and integrity, observing high

Page 17 of 21 standards of personal and business ethics. Business books and records will be maintained in a proper, responsible and honest manner which will allow both Parties to comply with Applicable Law. 9.4 Taxes. Prices are exclusive of sales or use tax. Each Party is responsible for any and all taxes legally imposed upon its income, gross receipts, revenues, profits, or its business, including but not limited to taxes imposed upon its personnel or its property. Each Party understands and agrees that HI-POWER and/or its parent, is entitled to claim the ten percent (10%) electrode active material (“EAM”) tax credit on the Product(s) in accordance with applicable IRS tax regulation. TETRA will provide HI-POWER with sufficient supporting documentation to facilitate the calculation and submission of such credit. In the event that TETRA is also eligible to claim production tax credits related to the Product(s), it may do so, however, for the avoidance of doubt, if only one Party is permitted to apply and claim the EAM tax credit in relation to the Product(s) sold under this Agreement, then HI-POWER shall be the party to claim such credit. 9.5 Consequential Damages. EXCEPT FOR PAYMENT OF DELIVERY DELAY LDS PURSUANT TO SECTION 5.4, LIABILITY FOR BREACH OF CONFIDENTIALITY, BREACH OF SECTION 2.3, OR BREACH OF SECTION 2.6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, ENHANCED, OR CONSEQUENTIAL DAMAGE(s), ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AMENDED AGREEMENT, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, INDEMNITY, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. 9.6 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AMENDED AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED $10,000,000 IN THE AGGREGATE, OR THE LESSER LIMITATION OF LIABILITY EXPRESSLY PROVIDED FOR IN THIS AMENDED AGREEMENT, AND APPLICABLE TO ANY SUCH CIRCUMSTANCES, EXCEPT THAT THE LIMIT SET FORTH IN THIS SECTION 9.6 SHALL NOT INCLUDE ANY EOS PURCHASER’S PURCHASE ORDER INVOICE PAYMENT OBLIGATIONS HEREUNDER OR TETRA’S COSTS OF FULFILLING PURCHASE ORDERS IN ACCORDANCE WITH THIS AMENDED AGREEMENT 9.7 THE FOREGOING DISCLAIMER OF CONSEQUENTIAL DAMAGES IN SECTION 9.5 AND THE LIMITATION OF LIABILITY IN SECTION 9.6, SHALL NOT APPLY TO: (i) EITHER PARTY’S MISAPPROPRIATION OR UNAUTHORIZED USE OR DISCLOSURE OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMTATION, THE LICENSED EOS IP, OR (ii) LIABILITY FOR BREACH OF CONFIDENTIALITY, or (iii) TETRA’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 2.6.7. Article X CONFIDENTIALITY 10.1 Confidentiality of Amended Agreement and Purchase and Sale Information. Any data, content and information processed in the purchase and sale process by either Party, including but not limited to all information contained in a Rolling 12-Month Forecast, Purchase Order or invoice will be treated as confidential by the Parties. The terms of the NDA shall continue to apply and survive for the Term of this Amended Agreement, notwithstanding its earlier termination, and except as expressly set

Page 18 of 21 forth in Section 2.6, the NDA shall control in the event of any conflict with the confidentiality obligations in this Amended Agreement. Article XI MISCELLANEOUS 11.1 Choice of Law; Venue. This Amended Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, including the Uniform Commercial Code as in effect in Delaware (except as modified herein) without regard to its rules of conflict of laws. The Parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Amended Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. 11.2 Surviving Clauses. The provisions of this Amended Agreement relating to Warranty, Compliance with Laws, Indemnity and Confidentiality will survive termination or expiration of this Amended Agreement. The expiration or termination of this Amended Agreement, for any reason, shall not release either Party from any obligation or liability to the other Party that has already accrued hereunder or otherwise survives the expiration or termination of this Amended Agreement, including any payment obligation. 11.3 Independent Contractor. TETRA is an independent contractor as to the Products provided hereunder. HI-POWER has no control or direction over TETRA or TETRA's employees or its subcontractors and their employees, with HI-POWER being only interested in the results obtained. No employee of TETRA or its subcontractor is deemed for any purpose to be the employee, servant, agent, or representative of HI-POWER in the provision of the Product. 11.4 Trademarks. This Amended Agreement does not grant, and shall not be construed as granting, any rights to HI-POWER or any Eos Party to use any name or mark of TETRA, including without limitation, TETRA PureFlow® products. This Amended Agreement does not grant, and shall not be construed as granting, any rights to TETRA to use any name or mark of HI-POWER, LLC or of any of its affiliates, including without limitation, Znyth™ products. 11.5 Notice. All notices provided or permitted under this Amended Agreement must be in writing and may be served by: (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with return receipt requested; (b) delivering the same in person to such party; (c) prepaid overnight courier; or (d) facsimile copy transmission to the addresses of the Parties. TETRA Technologies, Inc. HI -POWER, LLC Attn: Legal Department Attn: General Counsel 24955 Interstate 45 North The Woodlands, TX 77380 200 Braddock Ave Turtle Creek, PA 15145 11.6 Waiver; Severability; No Third Party Beneficiaries; Assignment; Amendments. Failure of either Party to exercise any of its rights under this Amended Agreement upon one occasion shall not waive its right to exercise the same on another occasion. If any provision of this Amended Agreement is held invalid, such invalidity shall not affect other provisions of this Amended Agreement

Page 19 of 21 which can be given effect without the invalid provision. Nothing in this Amended Agreement shall be construed as creating any right in any third party. Any additional or different terms included in HI- POWER's (or any Eos Purchaser’s) Rolling 12-Month Forecast, in any other document responding to TETRA, or in subsequent documents provided by HI-POWER (or any Eos Purchaser) relating to the Products are hereby rejected, unless expressly assented to in writing by TETRA. Neither Party, on behalf of itself and its Affiliates, shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld. The provisions of this Amended Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder unless the non-assigning or non-delegating Party enters into a novation releasing the assigning or delegating Party of its obligation under the Amended Agreement. 11.7 Entire Amended Agreement. This Amended Agreement, including all its Exhibits, Appendices, the NDA, as well as any Rolling 12-Month Forecast supporting the Pricing Exhibit shall constitute the entire Amended Agreement between the Parties with respect to the Products, and supersedes any and all prior written and/or oral agreements. No amendment or modification to this Amended Agreement will be effective or binding unless set forth in writing and duly executed by each of the Parties. 11.8 Authority. HI-POWER represents and warrants to TETRA that: 11.8.1 it has the full right, corporate power, and authority to enter into this Agreement, and to perform its obligations hereunder for itself and all other Eos Parties. 11.8.2 the execution of this Agreement by HI-POWER individual whose signature is set forth at the end of this Agreement and the delivery of this Agreement by HI-POWER has been duly authorized by all necessary corporate action on the part of HI-POWER and all Eos Parties. 11.8.3 the execution, delivery, and performance of this Agreement by HI-POWER will not violate, conflict with, require consent under or result in any breach or default under (i) any of HI-POWER’s or the Eos Parties’ organizational documents (including their certificate of incorporation, by-laws, certificate of formation, limited liability company agreement, or any applicable governing document; or (ii) with or without notice or lapse of time or both, the provisions of any contract or agreement to which HI-POWER is a party or to which any of its material assets are bound; 11.8.4 this Agreement has been executed, and delivered by HI-POWER and constitutes the legal, valid, and binding obligation of HI-POWER and the Eos Parties, enforceable against HI- POWER and the Eos Parties in accordance with its terms; and 11.8.5 it has the full right, power, and authority (by ownership, license, or otherwise) to use all Intellectual Property embodied in the Eos Products and to grant TETRA the rights and licenses set forth herein, on the terms and conditions of this Agreement.

Page 20 of 21 IN WITNESS WHEREOF, the Hi-Power, LLC., on behalf of itself and its Affiliates and TETRA Technologies Inc., have caused this Amended Agreement to be signed effective the date first shown above. TETRA TECHNOLOGIES, INC. HI -POWER, LLC on behalf of itself and its Affiliates: Signature: Signature: Printed Name: Timothy C. Moeller Printed Name: Nathan Kroeker Title: Sr. Vice President Title: CFO Date: Date: January 8, 2024